EXHIBIT 2

Reporting Person:  Town and Country Bank of Quincy, an Illinois corporation

The name and present principal occupation or employment of each director and executive officer of, and each person controlling, Town and Country Bank of Quincy is set forth below.  Except as otherwise described herein, the business address of each person named below is c/o Town and Country Bank of Quincy, 524 North 30th Street, Quincy, Illinois  62301.  The business address of T&C Bancorp, Inc. is 8620 W. Tropicana, Las Vegas, Nevada 89180.  Each natural person named below is a citizen of the United States of America and T&C Bancorp, Inc. is a Nevada corporation.  During the last five years, no person named below has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

Name	Director	Executive Officer	Controlling Shareholder	Present Principal Occupation or Employment

Gary Penn (2)	Yes	Yes	No	Director and President, Town and Country Bank of Quincy

Linda Bradshaw (2)	No	Yes	No	Vice President, Town and Country Bank of Quincy

Louis McClelland (2)	Yes	No	No	Director and Senior Vice President, Town and Country Bank of Quincy Banking

Gary Uhland (2)	Yes	No	No	Director, Town and Country Bank of Quincy President, Hill Dodge Banking Company Banking

Darnell Phillips (2)	Yes	No	No	Director, Town and Country Bank of Quincy Director and Vice President, T&C Bancorp, Inc.

Scott Phillips (2)	Yes	No	No	Director, Town and County Bank of Quincy Director, Secretary and Treasurer of T&C Bancorp, Inc.

R. Dean Phillips (1)	Yes	No	No	Investing in and operating community banks and other business ventures.

T&C Bancorp, Inc. (2)	No	No	Yes (3)	Sole Shareholder of Town and Country Bank of Quincy

(1)	See Items 2 through 6 of the Schedule 13D to which this Exhibit is attached for information required to be disclosed with respect to these individuals.

(2)
Gary Penn, Linda Bradshaw, Louis McClelland, Gary Uhland, Darnell Phillips, Scott Phillips and T&C Bancorp, Inc. are not beneficial owners of any shares of common stock of Mercantile Bancorp, Inc. as contemplated by Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(3)	T&C Bancorp, Inc. is a bank holding company and owns all of the issued and outstanding shares of Town and Country Bank of Quincy.

Reporting Person:  T&C Bancorp, Inc., a Nevada corporation

The name and present principal occupation or employment of each director and executive officer of, and each person controlling T&C Bancorp, Inc. is set forth below.  Except as otherwise described herein, the business address of each person named below is c/o Town and Country Bank of Quincy, 524 North 30th Street, Quincy, Illinois  62301.  The business address of T&C Bancorp, Inc. is 8620 W. Tropicana, Las Vegas, Nevada 89147.  Each natural person named below is a citizen of the United States of America and the trusts named below were organized under the laws of the state of Missouri.  During the last five years, no person named below has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

Name	Director	Executive Officer	Controlling Shareholder	Present Principal Occupation or Employment

Kay Phillips (2)	Yes	No	No	Director, T&C Bancorp, Inc. Nurse and Owner of New Horizons Alternative Health Support Services located at 1100 State Street in Quincy, Illinois 62301.

Connie Phillips (2)	Yes	No	No	Director, T&C Bancorp, Inc. Teacher at Quincy University located at 1800 College Avenue, Quincy, Illinois 62301.

Darnell Phillips (2)	Yes	Yes	No	Director, Secretary and Treasurer, T&C Bancorp, Inc. Director, Town and Country Bank of Quincy

Scott Phillips (2)	Yes	Yes	No	Director and Vice President, T&C Bancorp, Inc. Director, Town and Country Bank of Quincy

Dean Phillips (1)	Yes	Yes	Yes (3)	President, T&C Bancorp, Inc. Investing in and operating community banks and other business ventures.

The Revocable Trust for Lifetime Benefit of Betty Jo Phillips U.T.A. dated November 10, 1994 FBO Scott Phillips (1)	No	No	Yes (3)	15.84% shareholder of T&C Bancorp, Inc.

The Revocable Trust for Lifetime Benefit of Betty Jo Phillips U.T.A. dated November 10, 1994 FBO Connie Phillips (1)	No	No	Yes (3)	15.84% shareholder of T&C Bancorp, Inc.

The Revocable Trust for Lifetime Benefit of Betty Jo Phillips U.T.A. dated November 10, 1994 FBO Kay Phillips (1)	No	No	Yes (3)	15.84% shareholder of T&C Bancorp, Inc.

(1)	See Items 2 through 6 of the Schedule 13D to which this Exhibit is attached for information required to be disclosed with respect to these individuals.

(2)
Kay Phillips, Connie Phillips, Darnell Phillips and Scott Phillips are not beneficial owners of any shares of common stock of Mercantile Bancorp, Inc. as contemplated by Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(3)
Mr. Phillips directly owns 52.48% of the outstanding common stock of T&C Bancorp, Inc.  Various trusts for Mr. Phillips’ children own the remaining 47.52%.  Town and Country Bank of Quincy is the trustee of these trusts with respect to the shares of T&C Bancorp, Inc. owned by the trusts.